Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Curative Biosciences, Inc., formerly Amaize Beverage, Inc. (the “Company”) 2018 Equity Compensation Plan, of our report dated October 26, 2016, with respect to the financial statements as of June 30, 2016 included in its Annual Report (Form 10-K), as amended for the fiscal year ended June 30, 2017, filed with the Securities and Exchange Commission.

/s/ Pritchett, Siler & Hardy, P.C.

Salt Lake City, Utah

June 7, 2018